Report of Independent Registered Public
Accounting Firm


The Shareholders and Board of
Trustees of The Travelers
Series Trust:

In planning and performing our audits of the financial statements of U.S. Government
Securities Portfolio, Social Awareness Stock
Portfolio, and Pioneer Fund Portfolio
("Funds") of The Travelers Series
Trust for the year ended
December 31, 2004, we
considered their internal
control, including control
activities for safeguarding
securities, in order to
determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with U.S. generally
accepted accounting principles.
Those controls include the safeguarding
of assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations
in internal control, error or
fraud may occur and not be detected.
Also, projection of any evaluation
of internal control to future periods
is subject to the risk that it may
become inadequate because of changes
in conditions or that the effectiveness
of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the Public
Company Accounting Oversight Board (United States).
A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for
the information and use of management
and the Board of Trustees of the Funds
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



KPMG LLP
New York, New York
February 18, 2005